Exhibit 99.1
PRESS RELEASE	October 7, 2021

Tilray, Inc. Reports First Quarter Fiscal Year 2022 Financial Results

Net Revenue and Gross Profit Increased 43% and 46%, Respectively, for Largest Global Cannabis Cultivator

10th Consecutive Quarter of Positive Adjusted EBITDA

$55 Million in Cost-Savings Achieved On a Run-Rate Basis To Date; On-track for at Least $80 Million in Cost-Savings from Aphria and Tilray Synergies

#1 Leading Market Share in Canada1 with Comprehensive Portfolio of Medical and Adult-Use Cannabis Brands, International Market Leader and #1 in Germany2 with Medical Cannabis Extracts

NEW YORK and LEAMINGTON, ONTARIO – October 7, 2021 -- Tilray, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today reported financial results for the first fiscal quarter ended August 31, 2021. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated, and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

Irwin D. Simon, Tilray’s Chairman and Chief Executive Officer, stated, “Tilray’s first quarter 2022 results affirm that, amid the paradigm shift towards global cannabis legalization, we are unquestionably executing against two key objectives. The first is maximizing near-term profitability through leadership in both higher-margin international medical markets and in Canada, complemented by incremental growth at SweetWater and Manitoba Harvest in the U.S. These efforts are augmented by the cost benefits of our increased scale that we are realizing through our integration process. The tangible results include our tenth consecutive quarter of positive adjusted EBITDA and meaningful net revenue growth despite continued impacts from COVID-19 in Canada as retail cannabis stores only began opening in mid-June.”

Mr. Simon continued, “The second objective is to fully realize the promise and potential of Tilray by capitalizing on the nearly $200 billion global cannabis market opportunity. We believe we are ideally-positioned to succeed due to our global consumer-packaged goods expertise and scale, our diverse portfolio of brands, our reputation as a trusted supplier of high-quality cannabis, battle-tested leadership and a relentless focus on driving sustainable shareholder value. We look forward to accelerating our momentum as we build the leading CPG business in the global cannabis industry.”

[1]	Based on HiFyre data for the quarter June – August 2021.
[2]	Insight Health NPI: Panel data of 5,500 pharmacies (29% coverage).

PRESS RELEASE	October 7, 2021

Financial Highlights – First Quarter Fiscal 2022

•

Net revenue increased 43% to $168 million during the first quarter from $117 million in the prior year quarter. The increase was driven by 38% growth in net cannabis revenue to $70 million, net beverage alcohol revenue of $15 million following the SweetWater acquisition on November 25, 2020, and wellness revenue of $15 million from Manitoba Harvest.

•

Maintained #1 market share in Canada[3] with leading portfolio of comprehensive medical cannabis and adult-use brands, including top position in cannabis flower and pre-rolls; five Tilray brands rank in top five brands across all adult-use product categories.

•	International market leader and #1 in Germany[4] with medical cannabis extracts.
•	Net loss of $34.6 million during the first quarter compared to net loss of $21.7 million in the prior year quarter.
•

Adjusted EBITDA of $12.7 million in the first quarter 2022, 58% growth compared to the prior year quarter, and the tenth consecutive quarter of positive Adjusted EBITDA. If Adjusted EBITDA were normalized for Aphria’s production costs, metric would have been closer to $17 million.

•	Gross profit increased 46% to $51 million from $35 million in the prior year quarter.
•	Adjusted gross margin in the cannabis segment has remained strong at 43%.
•

Cost-saving synergies of $55 million achieved on a run-rate basis to date, with actual cash-savings close to $20 million. On-track for at least $80 million in cost-savings from Aphria and Tilray business combination synergies.

Strong First Quarter Momentum Across Segments

•

On August 19, 2021, Tilray completed the acquisition of amended convertible notes in MedMen, a premier retailer in the $80 billion U.S. cannabis market – a potentially transformative step towards Tilray’s objective of leading the U.S. market when legalization allows.

•	On August 17, 2021, Tilray launched medical cannabis edibles in Canada.
•	On July 19, 2021, Tilray’s wholly owned subsidiary, SweetWater Brewing Company, announced the launch of 420 Imperial IPA, the first line extension of its flagship 420 brand.
•	On July 12, 2021, SweetWater announced its West Coast expansion including a new Colorado Brewery and the opening of SweetWater Mountain Taphouse at Denver International Airport.
•	On July 7, 2021, Tilray announced the completion and shipment of the first successful EU GMP-certified medical cannabis harvest grown in Germany for German distribution.
•	On June 30, 2021, Tilray announced the launch of “Broken Coast BC Lager” – the first cross-brand product collaboration between Canadian craft-cannabis brand Broken Coast and SweetWater.
•

On June 29, 2021, Tilray launched a new medical cannabis brand in Canada, Symbios, the inaugural brand developed to offer patients a broader spectrum of medical cannabis formats and cannabinoid ratios at a better price point.

[3]	Based on Hifyre retail data.
[4]	Insight Health NPI: Panel data of 5,500 pharmacies (29% coverage)

PRESS RELEASE	October 7, 2021

•	On June 25, 2021, Tilray’s leading Canadian cannabis brand, RIFF, launched new multi-pack of cannabis pre-rolls.

Ongoing Global Growth and Opportunity

The confluence of global cannabis legalization and the global economy’s emergence from COVID-19 lockdowns signal a period of enormous potential for Tilray – a leading cannabis company with the scale, reach and organic growth and M&A firepower to take full advantage of the massive global opportunity in cannabis. The Company’s business planning and integration are built around four key competitive differentiators:

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The industry’s broadest geographic footprint and operational scale - Tilray’s unparalleled and growing presence positions the Company to lead the global cannabis market including Europe, Latin America and Asia. As the largest cannabis cultivator in the world, Tilray remains to be one of the few companies with the capabilities to consistently supply high-quality cannabis to the global cannabis market.

•

Leading market share in Canada, with a comprehensive portfolio of product offerings and carefully curated brands - Tilray plans to continue growing and strengthening its position as the #1 Canadian LP in total sales on a consolidated basis and to leverage its position, brands and new product innovation to expand its current cannabis retail market share in Canada of approximately 16% to its goal of 30% share by the end of fiscal year 2024.

•

Tremendous international growth opportunities from a strong base - The European Union, which has nearly twice the population of the U.S. and where Tilray already has a very meaningful presence, represents a powerful growth market, and could potentially be a $1 billion business for the Company. With its operational and regulatory strengths, Tilray continues to unlock new opportunities across global geographies at a faster pace than competitors based on leadership, partnerships and operational scale.

•

A leading U.S. CPG platform to be immediately leveraged for cannabis products upon federal legalization - In the U.S., Tilray has a strong consumer packaged goods presence and infrastructure with two strategic pillars: SweetWater, the 11th largest craft brewer in the nation[5] and leading lifestyle brand, and Manitoba Harvest, a pioneer in hemp, CBD and wellness products, with access to 17,000 stores in North America. Further, the investment the Company announced in August in the outstanding senior secured convertible notes of MedMen Enterprises Inc. (CSE: MMEN) (OTCQX: MMNFF), is a critical step towards delivering on its objective of leading the U.S. cannabis market upon federal legalization.

Conference Call

Tilray will host a conference call to discuss these results today at 8:30 a.m. ET. Investors interested in participating in the live call can dial (877) 407-0792 from Canada and the U.S. or (201) 689-8263 from international locations.

[5]	The Brewers Association Top 50 Brewing Companies by Sales Volume Report for 2020.

PRESS RELEASE	October 7, 2021

There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will be archived after the conference call.

About Tilray®

Tilray, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time – by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages.

For more information on how we open a world of wellbeing, visit www.Tilray.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute "forward-looking statements" within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as "plan," "continue," "expect," "anticipate," "intend," "predict," "project," "estimate," "likely," "believe," "might," "seek," "may," "will," "remain," "potential," "can," "should," "could," "future" and similar expressions, or the negative of those expressions, or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of the Company's strategic initiatives, including productivity and synergies initiatives, our future performance and results of operations.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations for our business concerning, among other things, the Company’s ability to deliver short-term profitability through our increased scale, leadership in higher-margin international medical markets, and Canadian market share leadership; the Company’s ability to fully capitalize on the global cannabis market opportunity over the longer term; and the Company’s ability to become the world's leading cannabis-focused consumer branded company; the Company’s expectation to emerge as a consolidator in the global cannabis market; and Tilray’s plans to grow and strengthen its position as the #1 Canadian LP in total sales on a consolidated basis and its goal of 30% share by fiscal year 2024.

Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the Annual Report on Form 10-K of Tilray for the fiscal year ended May 31, 2021. The forward-looking statements included in this communication are made as

PRESS RELEASE	October 7, 2021

of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including adjusted gross margin, Adjusted EBITDA and adjusted free cash flow. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Adjusted EBITDA is calculated as net income (loss) before finance expense, net; non-operating expense (income), net; amortization; stock-based compensation; facility start-up and closure costs; inventory valuation adjustment; lease expense; and transaction costs.  A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Gross margin, excluding inventory valuation adjustments, is calculated as revenue less cost of sales adjusted to add back inventory valuation adjustments and amortization of inventory step-up, divided by revenue. A reconciliation of Gross margin, excluding inventory valuation adjustments, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Free cash flow is comprised of two GAAP measures deducted from each other which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets. Adjusted free cash flow removes the cash impact of acquisitions from free cash flow. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow and to adjusted cash flows, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

For further information:

Media: Berrin Noorata, news@tilray.com

Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

PRESS RELEASE	October 7, 2021

Consolidated Statements of Financial Position

(In thousands of United States dollars)	August 31, 2021	May 31, 2021
Assets
Current assets
Cash and cash equivalents	$376,297	$488,466
Accounts receivable, net	97,177	87,309
Inventory	251,507	256,429
Prepaids and other current assets	117,267	48,920
Convertible notes receivable	2,370	2,485
Total current assets	844,618	883,609
Capital assets	621,339	650,698
Right-of-use assets	17,783	18,267
Intangible assets	1,502,814	1,605,918
Goodwill	2,809,131	2,832,794
Interest in equity investees	4,062	8,106
Long-term investments	186,407	17,685
Other assets	198	8,285
Total assets	$5,986,352	$6,025,362
Liabilities
Current liabilities
Bank indebtedness	$9,203	$8,717
Accounts payable and accrued liabilities	190,213	212,813
Contingent consideration	61,494	60,657
Warrant liability	60,476	78,168
Escrow payable	170,799	—
Current portion of lease liabilities	3,808	4,264
Current portion of long-term debt	30,837	36,622
Total current liabilities	526,830	401,241
Long - term liabilities
Lease liabilities	53,331	53,946
Long-term debt	164,911	167,486
Convertible debentures	611,646	667,624
Deferred tax liability	239,373	265,845
Other liabilities	4,505	3,907
Total liabilities	1,600,596	1,560,049
Commitments and contingencies	—	—
Shareholders' equity
Common stock	46	46
Additional paid-in capital	4,795,879	4,792,406
Accumulated other comprehensive income	51,247	152,668
Deficit	(527,699)	(486,050)
Total Tilray shareholders' equity	4,319,473	4,459,070
Non-controlling interests	66,283	6,243
Total shareholders' equity	4,385,756	4,465,313
Total liabilities and shareholders' equity	$5,986,352	$6,025,362

PRESS RELEASE	October 7, 2021

Condensed Consolidated Statements of Net (Loss) Income and Comprehensive (Loss)

	Three months ended August 31,		Three months ended May 31,	Q1-22 over Q1-21		Q1-22 over Q4-21
(In thousands of United States dollars)	2021	2020	2021	Change	%Change	Change	%Change
Net revenue	$168,023	$117,490	$142,236	$50,533	43%	$25,787	18%
Cost of goods sold	117,068	82,545	119,738	34,523	42%	(2,670)	(2%)
Gross profit	50,955	34,945	22,498	16,010	46%	28,457	126%
Operating expenses:
General and administrative	49,487	25,972	32,847	23,515	91%	16,640	51%
Selling	7,432	5,817	8,525	1,615	28%	(1,093)	(13%)
Amortization	30,739	4,127	16,100	26,612	645%	14,639	91%
Marketing and promotion	5,465	4,925	5,103	540	11%	362	7%
Research and development	785	120	358	665	554%	427	119%
Transaction costs	25,579	2,458	33,260	23,121	941%	(7,681)	100%
Total operating expenses	119,487	43,419	96,193	76,068	175%	23,294	24%
Operating loss	(68,532)	(8,474)	(73,695)	(60,058)	709%	5,163	(7%)
Finance expense, net	(10,170)	(5,736)	(9,466)	(4,434)	77%	(704)	7%
Non-operating income (expense), net	48,860	(13,359)	121,510	62,219	(466%)	(72,650)	(60%)
Loss before income taxes	(29,842)	(27,569)	38,349	(2,273)	8%	(68,191)	(178%)
Income taxes (recovery)	4,762	(5,825)	4,744	10,587	(182%)	18	0%
Net loss	$(34,604)	$(21,744)	$33,605	$(12,860)	59%	$(68,209)	(203%)
Weighted average number of common shares - basic	449,397,822	241,992,864	262,244,444
Weighted average number of common shares - diluted	449,397,822	241,992,864	262,244,444
Loss per share - basic	$(0.08)	$(0.09)	$0.18
Loss per share - diluted	$(0.08)	$(0.09)	$0.18

Net Revenue by Operating Segment

(In thousands of United States dollars)	Three months ended August 31, 2021	% of Total revenue	Three months ended Augsut 31, 2020	% of Total revenue	Three months ended May 31, 2021	% of Total revenue
Cannabis revenue	$70,449	42%	$51,202	44%	$53,703	38%
Distribution revenue	67,186	40%	66,288	56%	66,792	47%
Beverage alcohol revenue	15,461	9%	—	0%	15,947	11%
Wellness revenue	14,927	9%	—	0%	5,794	4%
Net revenue	$168,023	100%	$117,490	100%	$142,236	100%

PRESS RELEASE	October 7, 2021

Net Cannabis Revenue by Market Channel

	Three months ended August 31,				Three months ended May 31,
(In thousands of United States dollars)	2021		2020		2021
Revenue from medical cannabis products	$8,374	9%	$6,380	10%	$6,968	10%
Revenue from adult-use cannabis products	69,593	77%	56,948	85%	59,710	84%
Revenue from wholesale cannabis products	1,700	2%	3,792	6%	58	0%
Revenue from international cannabis products	10,266	11%	—	0%	4,622	6%
Total cannabis revenue	89,933		67,120		71,358
Excise taxes	(19,484)	(22%)	(15,918)	(24%)	(17,655)	(25%)
Total cannabis net revenue	$70,449		$51,202		$53,703

Other Financial Information: Gross Margin and Adjusted Gross Margin

(In thousands of United States dollars)	Three months ended August 31, 2021
Gross profit (excluding adjustments)	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$89,933	$16,483	$67,186	$14,927	$188,529
Excise taxes	(19,484)	(1,022)	—	—	(20,506)
Net revenue	70,449	15,461	67,186	14,927	168,023
Cost of goods sold	40,190	6,662	59,290	10,925	117,068
Gross profit	$30,258	$8,799	$7,896	$4,002	$50,955
Gross margin	43%	57%	12%	27%	30%
Adjusted gross profit	$30,258	$8,799	$7,896	$4,002	$50,955
Adjusted gross margin	43%	57%	12%	27%	30%

	Three months ended August 31, 2020
Gross profit (excluding adjustments)	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$67,120	$—	$66,288	$—	$133,408
Excise taxes	(15,918)	—	—	—	(15,918)
Net revenue	51,202	—	66,288	—	117,490
Cost of goods sold	25,775	—	56,770	—	82,545
Gross profit	$25,427	$—	$9,518	$—	$34,945
Gross margin	50%	—%	14%	—%	30%
Adjusted gross profit	$25,427	$—	$9,518	$—	$34,945
Adjusted gross margin	50%	—%	14%	—%	30%

	Three months ended May 31, 2021
Gross profit (excluding adjustments)	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$71,358	$16,549	$66,792	$5,794	$160,493
Excise taxes	(17,655)	(602)	—	—	(18,257)
Net revenue	53,703	15,947	66,792	5,794	142,236
Cost of goods sold	49,731	5,349	60,425	4,233	119,738
Gross profit	$3,972	$10,598	$6,367	$1,561	$22,498
Gross margin	7%	66%	10%	27%	16%
Adjustments:
Inventory valuation adjustment	19,919	—	—	—	19,919
Adjusted gross profit	$23,891	$10,598	$6,367	$1,561	$42,417
Adjusted gross margin	44%	66%	10%	27%	30%

(There were no adjustments during the quarters ended August 31, 2021 and 2020.)

PRESS RELEASE	October 7, 2021

Other Financial Information: Adjusted Earnings before Interest and Amortization

	Three months ended August 31,		Three months ended May 31,
(In thousands of United States dollars)	2021	2020	2021
Net (loss) income	$(34,604)	$(21,744)	$33,605
Income taxes	4,762	(5,825)	4,744
Finance expense, net	10,170	5,736	9,466
Non-operating expense (income), net	(48,860)	13,359	(121,510)
Amortization	39,333	10,979	24,539
Stock-based compensation	9,417	2,850	5,937
Facility start-up and closure costs	6,200	—	2,056
Inventory valuation adjustment	—	—	19,919
Lease expense	700	240	303
Transaction costs	25,579	2,458	33,260
Adjusted EBITDA	$12,697	$8,053	$12,319

Other Financial Information: Free Cash Flow and Adjusted Free Cash Flow

	Three months ended August 31,		Three months ended May 31,
(In thousands of United States dollars)	2021	2020	2021
Net cash provided by (used in) operating activities	$(93,227)	$(56,100)	$8,281
Less: investments in capital and intangible assets	(16,316)	(13,955)	(4,943)
Free cash flow	$(109,543)	$(70,055)	$3,338
Cash expended related to acquisitions	48,390	—	—
Adjusted free cash flow	$(61,153)	$(70,055)	$3,338